Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2018 Earnings

•	Q4 2018 EPS of $0.61; full-year 2018 EPS of $2.18

•	Total assets under management reach a record $459.9 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 24, 2019) — Federated Investors, Inc. (NYSE: FII), one of the world's largest investment managers, today reported earnings per diluted share (EPS) for Q4 2018 of $0.61, down from $1.31 for the same quarter last year, on net income of $61.5 million for Q4 2018, compared to $131.8 million for Q4 2017. Full-year 2018 EPS was $2.18, down from $2.87 for 2017 on net income of $220.3 million for 2018, compared to $291.3 million for 2017. Federated's Q4 2017 and full-year 2017 results included $70.4 million of net income, representing $0.70 and $0.69 per share for Q4 2017 and full-year 2017, respectively, resulting from the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act). The results in this press release include the acquisition of Hermes Fund Managers Limited (Hermes), beginning July 1, 2018.
Management believes adjusted EPS and adjusted net income for 2017, which are non-GAAP financial measures, are useful measures for investors to evaluate Federated's financial performance as a result of the tax-rate changes resulting from the Tax Act. The adjusted measures reflect what earnings would have been in 2017 had the tax law changes not reduced the federal corporate income tax rate from 35 percent to 21 percent, resulting in a revaluation of Federated's net deferred tax liability in 2017. As such, Federated's Q4 2017 adjusted EPS was $0.61, matching Q4 2018 EPS, and adjusted net income was $61.4 million, compared to net income of $61.5 million for Q4 2018. Full-year 2017 adjusted EPS was $2.18, matching 2018 EPS, and adjusted net income was $220.9 million, compared to net income of $220.3 million for 20181.
Federated's total managed assets were $459.9 billion at Dec. 31, 2018, up $62.3 billion or 16 percent from $397.6 billion at Dec. 31, 2017 and up $22.7 billion or 5 percent from $437.2 billion at Sept. 30, 2018. Average managed assets for Q4 2018 were $443.7 billion, up $61.7 billion or 16 percent from $382.0 billion reported for Q4 2017 and up $9.8 billion or 2 percent from $433.9 billion reported for Q3 2018.
"As the Federal Reserve raised short-term interest rates four times in 2018, Federated’s wide range of liquidity products offered competitive yields for investors seeking cash-management solutions," said J. Christopher Donahue, president and chief executive officer. "Federated’s money market assets increased nearly $38 billion in the fourth quarter, crossing the $300 billion threshold."
Federated's board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Feb. 15, 2019 to shareholders of record as of Feb. 8, 2019. During Q4 2018, Federated purchased 95,298 shares of Federated class B common stock for $2.2 million, bringing the total shares of Class B common stock purchased in 2018 to 1,205,790 shares for $29.1 million.
Federated's equity assets were $72.5 billion at Dec. 31, 2018, up $9.7 billion or 15 percent from $62.8 billion at Dec. 31, 2017 and down $11.6 billion or 14 percent from $84.1 billion at Sept. 30, 2018. Top-selling equity funds on a net basis during Q4 2018 were Hermes SDG Engagement Equity Fund, Federated MDT Small Cap Growth Fund, Federated Kaufmann Small Cap Fund, Hermes Global Equity ESG Fund and Hermes Global Emerging Markets Small and Mid Cap Equity Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2018 Earnings	Page 2 of 13

"With the 2018 acquisition of a controlling interest in London-based Hermes Investment Management complete, Hermes is integrated into Federated’s performance,” Donahue said. "Hermes’ ESG strategies, which invest with an emphasis on environmental, social and governance factors, were among Federated’s equity fund net-sales leaders in the fourth quarter, which highlights investor interest in these products."
Federated's fixed-income assets were $63.2 billion at Dec. 31, 2018, down $1.0 billion or 2 percent from $64.2 billion at Dec. 31, 2017 and down $2.2 billion or 3 percent from $65.4 billion at Sept. 30, 2018. Top-selling fixed-income funds on a net basis during Q4 2018 included Federated Ultrashort Bond Fund, Federated Municipal Ultrashort Fund, Federated Short-Term Income Fund, Federated Government Ultrashort Duration Fund and Federated Real Return Bond Fund.
Federated's money market assets were $301.8 billion at Dec. 31, 2018, up $36.6 billion or 14 percent from $265.2 billion at Dec. 31, 2017 and up $37.6 billion or 14 percent from $264.2 billion at Sept. 30, 2018. Money market mutual fund assets were $208.5 billion at Dec. 31, 2018, up $23.0 billion or 12 percent from $185.5 billion at Dec. 31, 2017 and up $25.5 billion or 14 percent from $183.0 billion at Sept. 30, 2018. Federated's money market separate account assets were $93.3 billion at Dec. 31, 2018, up $13.6 billion or 17 percent from $79.7 billion at Dec. 31, 2017 and up $12.0 billion or 15 percent from $81.3 billion at Sept. 30, 2018.
Financial Summary
Q4 2018 vs. Q4 2017
Revenue increased $28.9 million or 10 percent primarily due to the consolidation of Hermes’ revenue, which included performance fees of $5.8 million and higher average money market assets. This increase in revenue was partially offset by a decrease in revenue from lower average equity assets, a decrease in revenue due to the adoption of the new revenue recognition accounting standard and higher voluntary fee waivers for certain money market funds for competitive purposes.
During Q4 2018, Federated derived 63 percent of its revenue from long-term assets (41 percent from equity assets, 14 percent from fixed-income assets and 8 percent from alternative/private markets and multi-asset), 36 percent from money market assets, and 1 percent from sources other than managed assets.
Operating expenses increased $31.8 million or 17 percent primarily due to the consolidation of Hermes' expenses. This increase was partially offset by a decrease in expense due to the adoption of the new revenue recognition accounting standard.
Nonoperating (expenses) income, net decreased $8.5 million primarily due to a decrease in the market value of investments, fewer gains realized from the redemption of investments and a decrease in the market value of derivatives used to hedge foreign exchange risk.
Q4 2018 vs. Q3 2018
Revenue decreased $1.4 million primarily due to a decrease in revenue from lower average equity assets. This decrease was partially offset by an increase in revenue from higher average money market assets and an increase in performance fees.
Operating expenses decreased by $7.5 million or 3 percent primarily due to a decrease in transaction-related costs associated with the acquisition of Hermes.
Nonoperating (expenses) income, net decreased $8.0 million primarily due to private equity carried interest income received in Q3 2018 on assets managed by a nonconsolidated entity, a decrease in the market value of derivatives used to hedge foreign exchange risk and a decrease in the market value of investments, primarily from securities held by consolidated investment companies.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 3 of 13

2018 vs. 2017
Revenue increased $32.8 million or 3 percent primarily due to the Hermes acquisition. This increase in revenue included performance fees of $8.6 million that were recorded in 2018, compared to $0.3 million in 2017. This increase in revenue was offset by a decrease in revenue due to the adoption of the new revenue recognition accounting standard, higher voluntary fee waivers for certain money market funds for competitive purposes, and a previously disclosed Q1 2017 change in a customer relationship.
During 2018, Federated derived 62 percent of its revenue from long-term assets (41 percent from equity assets, 16 percent from fixed-income assets and 5 percent from multi-asset and alternative/private markets), 37 percent from money market assets and 1 percent from sources other than managed assets.
Operating expenses increased by $44.0 million or 6 percent primarily due to the consolidation of Hermes' expenses. This increase was partially offset by a decrease in expense due to the adoption of the new revenue recognition accounting standard and a change in the mix of average money market fund assets.
Nonoperating (expenses) income, net decreased $44.6 million primarily due to a loss recorded in Q2 2018 from two foreign currency forward derivative instruments entered into in connection with the Hermes acquisition, a decrease in the market value of investments, primarily from securities held by consolidated investment companies, and fewer gains realized from the redemption of investments in 2018 as compared to 2017.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 25, 2019. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Jan. 25, 2019 until Feb. 1, 2019 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 41747. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is a leading global investment manager with $459.9 billion in assets under management as of Dec. 31, 2018. Our investment solutions span 130 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to more than 9,500 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s nearly 1,900 employees include those in New York, Boston, London and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services.
Federated ranks in the top 6 percent of equity fund managers in the industry, the top 7 percent of money market fund managers and the top 11 percent of fixed-income fund managers2. Federated also ranks as the 10th-largest SMA manager3. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
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Federated Reports Q4 and Full-Year 2018 Earnings	Page 4 of 13

1) Reconciliation of Non-GAAP Financial Measures (Adjusted EPS and Adjusted Net Income): For Q4 2017, GAAP EPS of $1.31, less $0.70 resulting from the revaluation of Federated's net deferred tax liability, results in an adjusted EPS of $0.61 and GAAP net income of $131.8 million, less $70.4 million resulting from the revaluation of Federated's deferred tax liability, results in an adjusted net income of $61.4 million. For full-year 2017, GAAP EPS of $2.87, less $0.69 resulting from the revaluation of Federated's net deferred tax liability, results in an adjusted EPS of $2.18, and GAAP net income of $291.3 million, less $70.4 million resulting from the revaluation of Federated's deferred tax liability, results in adjusted net income of $220.9 million.
2) Strategic Insight as of Dec. 31, 2018. Based on assets under management in U.S. open-end funds.
3) Money Management Institute/Cerulli Associates, Q3 2018.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2017 to Q4 2018	Quarter Ended	% Change Q3 2018 to Q4 2018
	Dec. 31, 2018	Dec. 31, 2017		Sept. 30, 2018
Revenue
Investment advisory fees, net	$213,990	$186,145	15%	$217,036	(1)%
Administrative service fees, net	52,022	49,051	6	49,855	4
Other service fees, net	41,204	43,116	(4)	41,725	(1)
Total Revenue	307,216	278,312	10	308,616	0

Operating Expenses
Compensation and related	99,153	71,990	38	103,092	(4)
Distribution	73,482	80,408	(9)	72,153	2
Systems and communications	11,528	7,713	49	12,213	(6)
Professional service fees	10,461	8,922	17	13,535	(23)
Office and occupancy	10,384	7,453	39	9,332	11
Advertising and promotional	5,174	2,771	87	4,502	15
Travel and related	4,627	3,496	32	4,622	0
Other	4,453	4,725	(6)	7,269	(39)
Total Operating Expenses	219,262	187,478	17	226,718	(3)
Operating Income	87,954	90,834	(3)	81,898	7

Nonoperating (Expenses) Income
Investment (loss) income, net	(1,666)	3,601	(146)	1,199	(239)
Debt expense	(1,522)	(1,239)	23	(1,602)	(5)
Other, net	(2,972)	(9)	NM	2,240	(233)
Total Nonoperating (Expenses) Income, net	(6,160)	2,353	(362)	1,837	(435)
Income before income taxes	81,794	93,187	(12)	83,735	(2)
Income tax provision (benefit)[1]	20,162	(38,787)	(152)	21,741	(7)
Net income including the noncontrolling interests in subsidiaries	61,632	131,974	(53)	61,994	(1)
Less: Net income attributable to the noncontrolling interests in subsidiaries	96	164	(41)	2,386	(96)
Net Income	$61,536	$131,810	(53)%	$59,608	3%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2,3]
Basic and Diluted	$0.61	$1.31	(53)%	$0.59	3%
Weighted-Average Shares Outstanding
Basic	96,758	97,084		96,664
Diluted	96,758	97,086		96,664
Dividends Declared Per Share	$0.27	$0.25		$0.27

1)	Dec. 31, 2017 includes a reduction of $70.4 million resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

2)	Dec. 31, 2017 includes an increase of $0.70 per share resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

3)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.3 million, $5.0 million and $2.4 million available to unvested restricted Federated shareholders for the quarterly periods ended Dec. 31, 2018, Dec. 31, 2017 and Sept. 30, 2018, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income of $0.3 million and $0.5 million available to unvested shareholders of a nonpublic consolidated subsidiary for the quarterly periods ended Dec. 31, 2018 and Sept. 30, 2018, respectively.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2018	Dec. 31, 2017	% Change
Revenue
Investment advisory fees, net	$773,418	$731,670	6%
Administrative service fees, net	199,269	188,814	6
Other service fees, net	162,990	182,440	(11)
Total Revenue	1,135,677	1,102,924	3

Operating Expenses
Compensation and related	354,765	289,215	23
Distribution	287,580	342,779	(16)
Professional service fees	42,903	29,064	48
Systems and communications	39,925	31,971	25
Office and occupancy	34,622	29,258	18
Advertising and promotional	16,141	11,166	45
Travel and related	15,594	12,646	23
Other	13,867	15,317	(9)
Total Operating Expenses	805,397	761,416	6
Operating Income	330,280	341,508	(3)

Nonoperating (Expenses) Income
Investment income, net	1,628	15,308	(89)
Debt expense	(5,885)	(4,772)	23
Other, net	(29,849)	(42)	NM
Total Nonoperating (Expenses) Income, net	(34,106)	10,494	(425)
Income before income taxes	296,174	352,002	(16)
Income tax provision[1]	73,875	57,101	29
Net income including the noncontrolling interests in subsidiaries	222,299	294,901	(25)
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,002	3,560	(44)
Net Income	$220,297	$291,341	(24)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2,3]
Basic and Diluted	$2.18	$2.87	(24)%
Weighted-Average Shares Outstanding
Basic	96,949	97,411
Diluted	96,949	97,412
Dividends Declared Per Share	$1.06	$1.00

1)	Dec. 31, 2017 includes a reduction of $70.4 million resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

2)	Dec. 31, 2017 includes an increase of $0.69 per share resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

3)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $8.6 million and $11.4 million available to unvested restricted shareholders for the years ended Dec. 31, 2018 and Dec. 31, 2017, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income of $0.8 million available to unvested shareholders of a nonpublic consolidated subsidiary for the year ended Dec 31, 2018.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2018	Dec. 31, 2017
Assets
Cash and other investments	$190,490	$369,538
Other current assets	113,611	67,736
Intangible assets, net, including goodwill	1,149,247	736,915
Other long-term assets	90,335	57,221
Total Assets	$1,543,683	$1,231,410

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$181,180	$128,849
Long-term debt	135,000	170,000
Other long-term liabilities	187,869	141,183
Redeemable noncontrolling interests	182,513	30,163
Equity excluding treasury stock	1,144,458	1,039,947
Treasury stock	(287,337)	(278,732)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,543,683	$1,231,410

Federated Reports Q4 and Full-Year 2018 Earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Equity
Beginning assets	$84,143	$57,973	$61,721	$62,816	$56,759
Sales[1]	4,274	3,757	2,483	13,955	11,614
Redemptions[1]	(6,777)	(5,288)	(3,220)	(22,401)	(14,806)
Net redemptions[1]	(2,503)	(1,531)	(737)	(8,446)	(3,192)
Net exchanges	(180)	(11)	42	(116)	(11)
Acquisition-related	0	24,700	0	24,700	287
Market gains and losses[2]	(8,963)	3,012	1,790	(6,457)	8,973
Ending assets	$72,497	$84,143	$62,816	$72,497	$62,816

Fixed Income
Beginning assets	$65,369	$61,435	$52,701	$64,160	$51,314
Sales[1]	5,330	5,163	15,771	20,156	27,549
Redemptions[1]	(7,424)	(4,418)	(4,617)	(23,370)	(17,032)
Net (redemptions) sales[1]	(2,094)	745	11,154	(3,214)	10,517
Net exchanges	214	2	(50)	136	(123)
Acquisition-related	0	2,732	0	2,732	148
Market gains and losses[2]	(331)	455	355	(656)	2,304
Ending assets	$63,158	$65,369	$64,160	$63,158	$64,160

Alternative / Private Markets[3]
Beginning assets	$18,621	$292	$407	$366	$458
Sales[1]	437	757	38	1,250	132
Redemptions[1]	(530)	(674)	(74)	(1,315)	(251)
Net (redemptions) sales [1]	(93)	83	(36)	(65)	(119)
Net exchanges	1	(2)	(1)	(2)	57
Acquisition-related	0	18,509	0	18,509	0
Market gains and losses[2]	(211)	(261)	(4)	(490)	(30)
Ending assets	$18,318	$18,621	$366	$18,318	$366

Multi-asset
Beginning assets	$4,790	$4,730	$4,998	$5,014	$5,164
Sales[1]	119	120	112	493	483
Redemptions[1]	(369)	(211)	(257)	(1,044)	(1,166)
Net redemptions[1]	(250)	(91)	(145)	(551)	(683)
Net exchanges	(23)	4	(7)	(21)	(28)
Acquisition-related	0	45	0	45	0
Market gains and losses[2]	(424)	102	168	(394)	561
Ending assets	$4,093	$4,790	$5,014	$4,093	$5,014

Total Long-term Assets[3]
Beginning assets	$172,923	$124,430	$119,827	$132,356	$113,695
Sales[1]	10,160	9,797	18,404	35,854	39,778
Redemptions[1]	(15,100)	(10,591)	(8,168)	(48,130)	(33,255)
Net (redemptions) sales[1]	(4,940)	(794)	10,236	(12,276)	6,523
Net exchanges	12	(7)	(16)	(3)	(105)
Acquisition-related	0	45,986	0	45,986	435
Market gains and losses[2]	(9,929)	3,308	2,309	(7,997)	11,808
Ending assets	$158,066	$172,923	$132,356	$158,066	$132,356

1)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)
Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

3)
Includes $8.3 billion and $8.4 billion at Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2018
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$43,578	$40,565	$41,817	$23,552	$11,457	$7,164	$4,585	$205	$101,437	$71,486
Sales	2,645	1,629	4,777	553	348	89	98	21	7,868	2,292
Redemptions	(3,909)	(2,868)	(5,698)	(1,726)	(409)	(121)	(359)	(10)	(10,375)	(4,725)
Net (redemptions) sales	(1,264)	(1,239)	(921)	(1,173)	(61)	(32)	(261)	11	(2,507)	(2,433)
Net exchanges	(180)	0	215	(1)	1	0	(23)	0	13	(1)
Market gains and losses[3]	(5,550)	(3,413)	(621)	290	(32)	(179)	(381)	(43)	(6,584)	(3,345)
Ending assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707

	Year Ended
	Dec. 31, 2018
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$33,008	$29,808	$41,144	$23,016	$366	$0	$4,783	$231	$79,301	$53,055
Sales	8,408	5,547	16,594	3,562	1,127	123	472	21	26,601	9,253
Redemptions	(12,192)	(10,209)	(18,366)	(5,004)	(790)	(525)	(1,013)	(31)	(32,361)	(15,769)
Net (redemptions) sales	(3,784)	(4,662)	(1,772)	(1,442)	337	(402)	(541)	(10)	(5,760)	(6,516)
Net exchanges	(115)	(1)	138	(2)	(2)	0	(21)	0	0	(3)
Acquisition-related	11,131	13,569	1,565	1,167	10,823	7,686	45	0	23,564	22,422
Market gains and losses[3]	(3,656)	(2,801)	(585)	(71)	(159)	(331)	(346)	(48)	(4,746)	(3,251)
Ending assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Includes $8.3 billion at Dec. 31, 2018 of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

3)
Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Total Fund Assets[1]
Beginning assets	$101,437	$76,389	$78,955	$79,301	$75,665
Sales	7,868	7,168	5,050	26,601	20,579
Redemptions	(10,375)	(7,405)	(5,831)	(32,361)	(24,261)
Net redemptions	(2,507)	(237)	(781)	(5,760)	(3,682)
Net exchanges	13	(4)	(16)	0	(49)
Acquisition-related	0	23,564	0	23,564	435
Market gains and losses[2]	(6,584)	1,725	1,143	(4,746)	6,932
Ending assets	$92,359	$101,437	$79,301	$92,359	$79,301

Total Separate Accounts Assets[3]
Beginning assets	$71,486	$48,041	$40,872	$53,055	$38,030
Sales[4]	2,292	2,629	13,354	9,253	19,199
Redemptions[4]	(4,725)	(3,186)	(2,337)	(15,769)	(8,994)
Net (redemptions) sales[4]	(2,433)	(557)	11,017	(6,516)	10,205
Net exchanges	(1)	(3)	0	(3)	(56)
Acquisition-related	0	22,422	0	22,422	0
Market gains and losses[2]	(3,345)	1,583	1,166	(3,251)	4,876
Ending assets	$65,707	$71,486	$53,055	$65,707	$53,055

Total Long-term Assets[1,3]
Beginning assets	$172,923	$124,430	$119,827	$132,356	$113,695
Sales[4]	10,160	9,797	18,404	35,854	39,778
Redemptions[4]	(15,100)	(10,591)	(8,168)	(48,130)	(33,255)
Net (redemptions) sales [4]	(4,940)	(794)	10,236	(12,276)	6,523
Net exchanges	12	(7)	(16)	(3)	(105)
Acquisition-related	0	45,986	0	45,986	435
Market gains and losses[2]	(9,929)	3,308	2,309	(7,997)	11,808
Ending assets	$158,066	$172,923	$132,356	$158,066	$132,356

1)
Includes $8.3 billion and $8.4 billion at Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
3) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
By Asset Class
Equity	$72,497	$84,143	$57,973	$58,830	$62,816
Fixed-income	63,158	65,369	61,435	62,205	64,160
Alternative / private markets[1]	18,318	18,621	292	343	366
Multi-asset	4,093	4,790	4,730	4,843	5,014
Total long-term assets	158,066	172,923	124,430	126,221	132,356
Money market	301,794	264,233	255,247	265,944	265,214
Total Managed Assets	$459,860	$437,156	$379,677	$392,165	$397,570

By Product Type
Funds:
Equity	$36,584	$43,578	$31,699	$31,507	$33,008
Fixed-income	40,490	41,817	39,877	40,529	41,144
Alternative / private markets[1]	11,365	11,457	292	343	366
Multi-asset	3,920	4,585	4,521	4,620	4,783
Total long-term assets	92,359	101,437	76,389	76,999	79,301
Money market	208,480	182,966	172,671	182,437	185,536
Total Fund Assets	$300,839	$284,403	$249,060	$259,436	$264,837
Separate Accounts:
Equity	$35,913	$40,565	$26,274	$27,323	$29,808
Fixed-income	22,668	23,552	21,558	21,676	23,016
Alternative / private markets	6,953	7,164	0	0	0
Multi-asset	173	205	209	223	231
Total long-term assets	65,707	71,486	48,041	49,222	53,055
Money market	93,314	81,267	82,576	83,507	79,678
Total Separate Account Assets	$159,021	$152,753	$130,617	$132,729	$132,733
Total Managed Assets	$459,860	$437,156	$379,677	$392,165	$397,570

1)
Alternative/private markets at Dec. 31, 2018 and Sept. 30, 2018 includes $8.3 billion and $8.4 billion, respectively, of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
By Asset Class
Equity	$78,084	$84,262	$58,818	$61,555	$62,140
Fixed-income	63,881	64,750	61,648	63,538	64,280
Alternative / private markets[1]	18,410	18,504	319	355	397
Multi-asset	4,449	4,805	4,824	4,979	5,000
Total long-term assets	164,824	172,321	125,609	130,427	131,817
Money market	278,885	261,571	260,371	267,546	250,197
Total Avg. Managed Assets	$443,709	$433,892	$385,980	$397,973	$382,014
By Product Type
Funds:
Equity	$39,871	$43,473	$31,911	$32,680	$32,829
Fixed-income	41,088	41,501	40,199	41,022	41,169
Alternative / private markets[1]	11,351	11,109	319	355	397
Multi-asset	4,268	4,598	4,604	4,749	4,771
Total long-term assets	96,578	100,681	77,033	78,806	79,166
Money market	194,009	179,562	175,885	181,856	176,918
Total Avg. Fund Assets	$290,587	$280,243	$252,918	$260,662	$256,084
Separate Accounts:
Equity	$38,213	$40,789	$26,907	$28,875	$29,311
Fixed-income	22,793	23,249	21,449	22,516	23,111
Alternative / private markets	7,059	7,395	0	0	0
Multi-asset	181	207	220	230	229
Total long-term assets	68,246	71,640	48,576	51,621	52,651
Money market	84,876	82,009	84,486	85,690	73,279
Total Avg. Separate Account Assets	$153,122	$153,649	$133,062	$137,311	$125,930
Total Avg. Managed Assets	$443,709	$433,892	$385,980	$397,973	$382,014

1)
Alternative/private markets for the quarter ended Dec. 31, 2018 and Sept. 30, 2018 includes $8.3 billion and $8.2 billion, respectively, of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q4 and Full-Year 2018 Earnings	Page 13 of 13

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2018	Dec. 31, 2017
By Asset Class
Equity	$70,680	$60,255
Fixed-income	63,454	55,204
Alternative / private markets[1]	9,397	441
Multi-asset	4,764	5,062
Total long-term assets	148,295	120,962
Money market	267,093	245,459
Total Avg. Managed Assets	$415,388	$366,421
By Product Type
Funds:
Equity	$36,984	$32,160
Fixed-income	40,952	40,676
Alternative / private markets[1]	5,784	441
Multi-asset	4,554	4,841
Total long-term assets	88,274	78,118
Money market	182,828	176,580
Total Avg. Fund Assets	$271,102	$254,698
Separate Accounts:
Equity	$33,696	$28,095
Fixed-income	22,502	14,528
Alternative / private markets	3,613	0
Multi-asset	210	221
Total long-term assets	60,021	42,844
Money market	84,265	68,879
Total Avg. Separate Account Assets	$144,286	$111,723
Total Avg. Managed Assets	$415,388	$366,421

1)
Alternative/private markets for the year ended Dec. 31, 2018 includes $4.1 billion of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.